Exhibit 99.1

Blue Ridge Bankshares, Inc. Announces Executive Transition

RICHMOND, VA, March 12, 2026 /PRNewswire/ -- Blue Ridge Bankshares, Inc. (the “Company”) (NYSE American: BRBS), the holding company of Blue Ridge Bank, National Association (“Blue Ridge Bank” or the “Bank”) today announced the retirement of G. William Beale from the Company and the Bank, effective March 6, 2026.

Mr. Beale joined the Bank as CEO on May 7, 2023, and was appointed President and CEO of the Company effective July 12, 2023. During his tenure the Bank successfully exited the OCC Consent Order related to prior business activities, returning it to a profitable community bank focused on the communities it serves.

On his retirement, Mr. Beale noted, “I was hired out of retirement to do a job, and that job is now done. I’m proud of all we have accomplished during my time at the Bank, but I turned 76 last December, and it is time for me to return to retired life.”

Chairman of the Board, Vance H. Spilman, commented, “the Board of Directors wants to thank Mr. Beale for the exemplary job he has done on behalf of employees, shareholders and customers, most notably overseeing the Bank’s exit from the OCC Consent Order and our return to profitability.”

The respective Boards of Directors have appointed Harry Golliday, Executive Vice President and Chief Credit Officer, as Interim Chief Executive Officer and President of the Company, and Interim Chief Executive Officer of the Bank. Mr. Golliday will continue to pursue the growth, capital management and strategic opportunities available to the Bank following the termination of its Consent Order in November 2025.

Mr. Golliday has over four decades of experience in the financial services industry, including serving as the Company’s Chief Credit Officer since January 2024. Prior to joining the Company, Mr. Golliday served in leadership roles with CapitalOne Bank and SunTrust, after starting his career as a corporate banker with Wachovia.

“Since I joined Blue Ridge Bank in 2024,” Mr. Golliday noted, “the Bank has undergone a significant change that has materially strengthened our financial condition, asset quality and business mix. I look forward to working with the Company’s Board of Directors and executive team to achieve our strategic and financial goals, as the bank of choice in the communities we serve.”

About Blue Ridge Bankshares, Inc.:

Blue Ridge Bankshares, Inc. is the holding company for Blue Ridge Bank and BRB Financial Group, Inc. The Company, through its subsidiaries and affiliates, provides a wide range of financial services including retail and commercial banking. The Company also provides investment and wealth management services and management services for personal and corporate trusts, including estate planning and trust administration. Visit www.mybrb.com for more information.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to several known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements.